CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 14, 2000, relating to the financial statements and financial highlights of Prudential Tax-Free Money Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

February 28, 2000